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                                                                    EXHIBIT 99.2


WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SHEET
Q3 FY2001 (ALL $ AMOUNTS IN MILLIONS)

                                   Q3 FY00        Q4 FY00        Q1 FY01        Q2 FY01        Q3 FY01
                                   -------        -------        -------        -------        -------

REVENUE:

   TOTAL                            $  517         $  474         $  440         $  531         $  533
                                    ------         ------         ------         ------         ------

REVENUE BY CHANNEL:
OEM                                     62%            65%            70%            58%            55%
RESELLER                                38%            35%            30%            42%            45%
                                    ------         ------         ------         ------         ------

REVENUE BY GEOGRAPHY:
NORTH AMERICA                           54%            59%            58%            57%            60%
EUROPE                                  30%            28%            32%            31%            26%
ASIA                                    16%            13%            10%            12%            14%
                                    ------         ------         ------         ------         ------

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS                    51%            60%            60%            57%            62%
                                    ======         ======         ======         ======         ======

HARD DRIVES UNITS (MILLIONS):          5.3            5.2            5.1            5.8            6.0
                                    ======         ======         ======         ======         ======

WORLDWIDE HEADCOUNT:                 8,462          7,321          7,366          8,200          8,000
                                    ======         ======         ======         ======         ======

ASSET MANAGEMENT:
   DSOs--AVERAGE                        31             29             30             30             26
                                    ======         ======         ======         ======         ======

INVENTORY DETAIL:
TOTAL
   RAW                              $   13         $    6         $    7         $    8         $    8
   WIP                              $   13         $   11         $   11         $   14         $   12
   FINISHED GOODS                   $   72         $   68         $   42         $   56         $   46
                                    ------         ------         ------         ------         ------
TOTAL NET                           $   98         $   85         $   60         $   78         $   65
                                    ======         ======         ======         ======         ======

INVENTORY TURNS                         21             21             28             24             29
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